JOHN HANCOCK TRUST
MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED
     AMENDMENT made as of this 27th day of June 2008 to the Subadvisory Agreement dated May 1, 2003, as amended (the “Amendment”), between John Hancock Investment Management Services, LLC         , a Delaware limited liability company (the “Adviser”), and MFC Global Investment Management (U.S.A.) Limited, a Canadian corporation (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1. CHANGE IN APPENDIX A
     Appendix A of the Agreement, “Compensation of Subadviser”, is hereby amended to add the following Portfolio:
     American Diversified Growth & Income Trust
     Appendix A of the Agreement, “Compensation of Subadviser”, is hereby amended to decrease the compensation for the following Portfolios:
American Fundamental Holdings Trust
American Global Diversification Trust
Collectively, each of the funds listed above are referred to as the “Portfolios.”
2. EFFECTIVE DATE
     This Amendment shall become effective on the later to occur of: (i) approval of the Amendment by the Board of Trustees of John Hancock Trust (the “Trust”) and (ii) execution of the Amendment.
(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC
By:	/s/Bob Boyda
	Name:	Bob Boyda
	Title:	Senior Vice President

MFC GLOBAL INVESTMENT MANAGEMENT (U.S.A.) LIMITED
By:	/s/Gordon R. Pansegrau
	Name:	Gordon R. Pansegrau
	Title:	General Counsel, Chief Compliance Officer, Corporate Secretary

APPENDIX A
     The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

Excess Over
	First $500 Million	$500 Million of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
500 Index Trust

Excess Over
Portfolio	First $500 Million	$500 Million
500 Index Trust B

Excess Over
Portfolio	First $250 Million	Next $250 Million	$500 Million
Absolute Return Trust

Portfolio	All Asset Levels
Active Bond Trust

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
American Fundamental Holdings Trust

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
American Global Diversification Trust

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
American Diversification Growth & Income Trust

		Next $500 Million	Excess Over
	First $2.5 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Franklin Templeton Founding Allocation Trust

Portfolio	All Asset Levels
Index Allocation Trust

		Next $6 Billion	Excess Over
	First $1.5 Billion	of Aggregate Net	$7.5 Billion of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Lifecycle Portfolios

		Next $6 Billion	Excess Over
	First $1.5 Billion	of Aggregate Net	$7.5 Billion of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Lifestyle Portfolios

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Mid Cap Index Trust

Excess Over
	First $500 Million	$500 Million of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
Money Market Trust

Excess Over
Portfolio	First $500 Million	$500 Million
Money Market Trust B

Excess Over
	First $2.5 billion	$2.5 billion of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
Optimized All Cap Trust

		Next $500 Million	Excess Over
	First $500 Million	of Aggregate Net	$1 Billion of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Optimized Value Trust

Excess Over
	First $500 Million	$500 Million of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
Pacific Rim Trust

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Small Cap Index Trust

Excess Over
	First $1 Billion	$1 Billion of
Portfolio	of Aggregate Net Assets*	Aggregate Net Assets*
Small Cap Intrinsic Value Trust

		Next $250 Million	Excess Over
	First $250 Million	of Aggregate Net	$500 Million of
Portfolio	of Aggregate Net Assets*	Assets*	Aggregate Net Assets*
Total Stock Market Index Trust

*	The term Aggregate Net Assets includes the net assets of a Portfolio of the Trust. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

Trust Portfolio(s)	Other Portfolio(s)
500 Index Trust	Index 500 Fund, a series of John Hancock Funds II

500 Index Trust B	N/A

Absolute Return Trust	Absolute Return Fund, a series of John Hancock Funds II

Active Bond Trust	N/A

American Fundamental Holdings Trust	American Global Diversification Trust
American Diversification Growth & Income Trust,

Trust Portfolio(s)	Other Portfolio(s)
each a series of John Hancock Trust

American Global Diversification Fund
American Diversification Growth & Income Fund,
American Fundamental Holdings Fund
each a series of John Hancock Funds II

American Global Diversification Trust	American Fundamental Holdings Trust
American Diversification Growth & Income Trust,
each a series of John Hancock Trust

American Global Diversification Fund
American Diversification Growth & Income Fund,
American Fundamental Holdings Fund
each a series of John Hancock Funds II

American Diversification Growth &	American Fundamental Holdings Trust
Income Trust	American Global Diversification Trust,
each a series of John Hancock Trust

American Global Diversification Fund
American Diversification Growth & Income Fund,
American Fundamental Holdings Fund
each a series of John Hancock Funds II

Index Allocation Trust	N/A

Franklin Templeton Founding Allocation Trust	N/A

Lifecycle Portfolios	Lifecycle 2010 Portfolio, Lifecycle 2015 Portfolio,
Lifecycle 2020 Portfolio, Lifecycle 2025 Portfolio,
Lifecycle 2030 Portfolio, Lifecycle 2035 Portfolio,
Lifecycle 2040 Portfolio, Lifecycle 2045 Portfolio,
Lifecycle 2050 Portfolio, Lifecycle Retirement Portfolio,
collectively referred to as the Lifecycle Trusts, each a series of John Hancock Funds II

Lifestyle Trusts	Lifestyle Aggressive Fund, Lifestyle Balanced Fund,
Lifestyle Conservative Fund, Lifestyle Growth Fund,
Lifestyle Moderate Fund, collectively referred to as the Lifestyle Funds, each a series of John Hancock Funds II

Mid Cap Index Trust	Mid Cap Index, a series of John Hancock Funds II

Money Market Trust	Money Market Fund, a series of John Hancock Funds II

Money Market Trust B	N/A

Pacific Rim Trust	Pacific Rim Fund, a series of John Hancock Funds II

Optimized All Cap Trust	Optimized All Cap Fund, a series of John Hancock Funds II

Optimized Value Trust	Optimized Value Fund, a series of John Hancock Funds II

Small Cap Index Trust	Small Cap Index Fund, a series of John Hancock Funds II

Small Cap Intrinsic Value Trust	Small Cap Intrinsic Value Fund, a series of John Hancock Funds II

Total Stock Market Index Trust	Total Stock Market Index Fund, a series of John Hancock Funds II

     The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to the quotient of (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.